UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 31, 2007

                         Citizens Communications Company
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

           001-11001                                06-0619596
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   (Commission File Number)              (IRS Employer Identification No.)


  3 High Ridge Park, Stamford, Connecticut                 06905
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  (Address of principal executive offices)               (Zip Code)

                                 (203) 614-5600
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              (Registrant's telephone number, including area code)


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                   (Former name or former address, if changed
                              since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     | | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     | | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     | | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02    Departure of Directors or Certain Officers; Election of Directors;
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             Appointment of Certain Officers; Compensatory Arrangements of
             -------------------------------------------------------------
             Certain Officers
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             John H. Casey, III, Executive Vice President of the Company, will be leaving the Company on November 15, 2007.

             As a result of his departure from the Company and subject to execution of a general release in a form acceptable to the Company, Mr. Casey will receive $830,000 in cash, representing one year of base salary and his 2007 target bonus. In addition, the restrictions on all 81,666 shares of restricted stock held by Mr. Casey will lapse. Mr. Casey will also receive continued medical, dental and life insurance and other health benefits for one year from his departure date. During 2008, Mr. Casey will provide the Company with one month's consulting services at no cost to the Company.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CITIZENS COMMUNICATIONS COMPANY


Date:  August 31, 2007         By: /s/ Hilary E. Glassman
                                   --------------------------
                                   Hilary E. Glassman
                                   Senior Vice President, General
                                   Counsel and Secretary